UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 13, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure.

On January 13, 2005, ViroPharma Incorporated (the “Company”) will present information regarding the Company’s corporate milestones as part of a presentation at a conference. These milestones are set forth below:

ViroPharma

Corporate Milestones

Special meeting of Shareholders January 19 2005 Vancocin and corporate guidance 1Q ‘05 HCV-086 Phase 1b POC data 1Q ‘05 Present maribavir Phase 1 data 1Q ‘05 Initiate HCV-796 Phase 1 trial* 1Q ‘05 Initiate HCV-796 Phase 1b POC trial* 2Q ‘05 Maribavir Phase 2 data 3Q ‘05 Initiate HCV-086 Phase 2* 3Q ‘05 HCV-796 Phase 1b POC data* 4Q ‘05 Potential clinical/product portfolio additions Year 2005 Initiate maribavir Phase 3* 1Q ‘06

* Timeline reflects current estimates; also assumes that data support further development of these pipeline opportunities

Certain statements in this report contain forward-looking statements that involve a number of risks and uncertainties, including those relating to the Company’s potential business development activities and anticipated schedule relating to its HCV and CMV clinical development programs. The Company’s actual results could differ materially from those results expressed in, or implied by, these forward-looking statements. Conducting clinical trials for investigational pharmaceutical products is subject to risks and uncertainties. There can be no assurance that the Company’s studies as part of the HCV and CMV programs can be conducted within the timeframe that the Company expects, that such studies will yield positive results, that the Company will be successful in gaining regulatory approval of any of its CMV or HCV product candidates or that the Company will be successful in making additions to its clinical or marketed product portfolio through business development efforts. These factors, and other factors, including, but not limited to those described in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this report. The forward-looking statements contained in this report may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 13, 2005	By:	/s/ THOMAS F. DOYLE
Thomas F. Doyle
Vice President, General Counsel and Secretary